Exhibit 99.1

Nasdaq Reports First Quarter 2025 Results; Diversified Business Model Driving Broad-Based Revenue Growth

NEW YORK, April 24, 2025—Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the first quarter of 2025.

•

First quarter 2025 net revenue[1] was $1.2 billion, an increase of 11% over the first quarter of 2024, or up 12.5% on an adjusted[2] basis. This included Solutions[3] revenue growing 9%, or up 11% on an adjusted basis.

•	Annualized Recurring Revenue (ARR)[4] of $2.8 billion increased 8% over the first quarter of 2024, or up 9% on an organic basis. Annualized SaaS revenue increased 14% and represented 37% of ARR.

•	Financial Technology revenue of $432 million increased 10% over the first quarter of 2024 with Financial Crime Management Technology revenue up 21%.

•	Index revenue of $193 million grew 14%, or 26% on an adjusted basis, with $86 billion of net inflows over the trailing twelve months and $27 billion in the first quarter of 2025.

•	GAAP diluted earnings per share grew 69% in the first quarter of 2025. Non-GAAP[5] diluted earnings per share grew 24% in the first quarter of 2025.

•

In the first quarter of 2025, the company returned $138 million to shareholders through dividends and $115 million through repurchases of common stock. The company also repurchased $279 million of senior unsecured notes in the quarter.

First Quarter 2025 Highlights

(US$ millions, except per share)	1Q25	YoY change %	Adjusted YoY change %	Organic[6] YoY change %
Solutions revenue	$947	9%	11%	9%
Market Services net revenue	$281	19%	19%	19%
Net revenue	$1,237	11%	12%	11%
Non-GAAP operating income	$682	15%	17%	14%
ARR	$2,831	8%	9%	9%
GAAP diluted EPS	$0.68	69%
Non-GAAP diluted EPS	$0.79	24%		24%

Adena Friedman, Chair and CEO said, “Nasdaq’s first quarter results underscore the resilience of our business model and our ability to deliver growth across our divisions in a rapidly shifting environment.

As a trusted partner and platform company, we are empowering our clients to address their most pressing risks and challenges and confidently navigate complex macroeconomic conditions. With our portfolio of complementary, mission-critical solutions, we are well-positioned to deliver sustainable growth through 2025 and the medium-term.”

Sarah Youngwood, Executive Vice President and CFO said, “Nasdaq delivered one of its strongest quarters yet, with all three divisions achieving robust revenue growth and contributing to stellar EPS growth. We demonstrated strong operating leverage and our high level of cash flow enabled us to make meaningful progress on our capital allocation strategy of investing in organic growth, reducing debt, and repurchasing shares.

We are grateful for our clients’ trust and remain focused on supporting them in these times of uncertainty, executing on our growth opportunities, and continuing to delever while making focused strategic investments to capitalize on our compelling organic growth opportunity.”

FINANCIAL REVIEW

•	First quarter 2025 net revenue was $1,237 million, reflecting 11% growth versus the prior year period. Adjusted net revenue growth was 12.5%.

•	Solutions revenue was $947 million in the first quarter of 2025, up 9% versus the prior year period, or up 11% on an adjusted basis, reflecting strong growth from Index and Financial Technology.

•

ARR grew 8% year-over-year, or 9% on an organic basis, in the first quarter of 2025 with 11% ARR growth for Financial Technology, or 12% on an organic basis, and 5% ARR growth for Capital Access Platforms.

•	Market Services net revenue was $281 million in the first quarter of 2025, up 19% versus the prior year period.

•

First quarter 2025 GAAP operating expenses were $690 million, a decrease of 3% versus the prior year period. The decrease in the first quarter was primarily due to lower expenses related to general and administrative expenses, lower restructuring costs, and lower compensation and benefits, partially offset by an increase in merger and strategic initiative costs.

•

First quarter 2025 non-GAAP operating expenses were $555 million, reflecting 6% growth versus the prior year period, or 7% growth on an organic basis. The organic increase for the quarter reflected growth driven by increased investments in technology and people to drive innovation and long-term growth, partially offset by the benefit of synergies.

•	Cash flow from operations was $663 million for the first quarter enabling the company to make continued progress on its deleveraging plan. In the first quarter of 2025, the company returned $138 million to shareholders through dividends and $115 million through repurchases of common stock. As of March 31, 2025, there was $1.6 billion remaining under the board authorized share repurchase program. The company also repurchased $279 million of senior unsecured notes for a net purchase price of $257 million in the first quarter of 2025.

2025 EXPENSE AND TAX GUIDANCE UPDATE7

•

The company is updating its 2025 non-GAAP operating expense guidance to a range of $2,265 million to $2,325 million, and is maintaining its 2025 non-GAAP tax rate guidance in the range of 22.5% to 24.5%.

STRATEGIC AND BUSINESS UPDATES

•

Financial Technology delivered durable and broad-based ARR growth. The One Nasdaq go to market strategy is elevating client engagement and driving product adoption resulting in robust ARR growth. FinTech ARR grew 12% on an organic basis in the first quarter with 40 new clients, 92 upsells, and 2 cross-sells. First quarter highlights included:

•

Financial Crime Management Technology revenue growth reflects momentum across both enterprise and small-and-medium bank (SMB) clients. Nasdaq Verafin secured several strategic first quarter wins including a cross-sell to a Tier 2 AxiomSL client and an upsell to a Tier 2 bank client, reflecting early progress on its land and expand enterprise client strategy. The business also added 35 new SMB clients in the first quarter, a 25% increase in new client signings over the prior year quarter. Nasdaq Verafin’s ongoing client growth is contributing to the growth and power of its data consortium, which now includes clients holding more than $10 trillion in total assets.

•

Regulatory Technology achieved solid ARR growth as our solutions helped clients navigate elevated market activity. AxiomSL signed a new large digital bank client and continued its momentum with existing clients with 22 upsells in the first quarter, including a strategic deal with a large Tier 1 U.S. financial institution. The Tier 1 client expanded its suite of AxiomSL services by incorporating a broker-dealer solution alongside their existing U.S., European, and Asian reporting modules. Surveillance signed 4 new clients in the quarter, including a European regulator, a crypto marketplace, an energy trading firm, and a broker-dealer.

•

Capital Markets Technology signed multiple strategic deals amid the market modernization megatrend. Strong execution and secular tailwinds are fueling new wins across the subdivision with Calypso completing 25 upsells and Market Technology signing 17 upsells in the first quarter. Market Technology also had a cross-sell to nuam, a consolidated market operator spanning Peru, Chile, and Colombia. In the first quarter, nuam selected Nasdaq’s newly launched trade, clearing, and central securities depositories (CSD) intelligence solution after signing Nasdaq’s Trade Multi Matching Engine in late 2023 and its member countries standardizing on Nasdaq’s CSD platform in December 2024.

•

Investments in Index powered alpha-driven revenue growth. Index had $27 billion in net inflows in the first quarter with average ETP AUM reaching $662 billion, to achieve a sixth consecutive record quarter, despite a more volatile market backdrop. Index’s performance reflects ongoing execution of its growth strategy of new product innovation, international diversification, and institutional client expansion. In the first quarter, Nasdaq launched 30 new Index products, including 10 international products, 7 in the institutional insurance annuity space, and 16 launched in partnership with new Index clients. New product launches have been a strong growth driver for Index and products launched since 2020 have accounted for 33% of net inflows over the last 5 years.

•

Nasdaq maintained listing leadership and passed $3 trillion of market value in cumulative transfers. During the quarter, Nasdaq welcomed 45 operating company listings that raised nearly $5 billion of proceeds, contributing to an 82% win rate of eligible operating companies in the quarter. First quarter wins included 3 of the quarter’s top 5 offerings, CoreWeave, SailPoint, and Smithfield Foods. In the first quarter, the company exceeded $3 trillion in combined market value for total listing transfers since Nasdaq first launched its switch program in 2005. Nasdaq welcomed 7 high-profile transfers in the quarter, including Shopify, Thomson Reuters, and Domino’s Pizza, that added over $230 billion in market value.

•

Market Services delivered record net revenues with record cash equities and derivatives volumes in the U.S. Within the recent market volatility, Nasdaq achieved U.S. record volumes in cash equities and equity options, including index options, in the first quarter. Nasdaq also extended its leadership in on-exchange trading with U.S. cash equities market share increasing year-over-year and sequentially. During the first quarter, Nasdaq’s North American markets experienced extraordinary message traffic, which reached a record of more than 425 billion messages[8] in a day.

•

Nasdaq aims to expand U.S. market access to 24/5 trading in the second half of 2026. The planned launch of 24-hour trading on the Nasdaq Stock Market will broaden investor access and wealth-building opportunities globally, including in Asia, where demand for Nasdaq-listed stocks is accelerating. Nasdaq’s timeline is subject to regulatory approval and alignment with the industry participants.

•

Nasdaq and Amazon Web Services signed an enhanced agreement to amplify their prior partnership. The partnership aims to benefit both the Market Services and Financial Technology divisions and advance Nasdaq’s vision to be the trusted fabric of the world’s financial system. Nasdaq plans to offer its financial services clients new cloud-based solutions in phases. The initial phase focuses on providing market operators with public and hybrid cloud infrastructure, software, and services offerings that mitigate transformation risk, retain data sovereignty, and optimize performance, latency, security, and resilience. Nasdaq’s Nordic markets will be among the first markets to leverage the infrastructure powered by the new partnership, subject to regulatory approval. Nasdaq also has expanded its modernization partnerships with both the Johannesburg Stock Exchange (JSE) and Mexico’s Grupo BMV.

•	Nasdaq is executing on its 2025 strategic priorities — Integrate, Innovate, Accelerate — positioning the company to capitalize on opportunities for sustainable, scalable, and resilient growth.

•

Integrate – Nasdaq is on track to action its $140 million expanded net expense efficiency program by year-end, with over $100 million actioned as of the end of the first quarter. Moody’s upgraded Nasdaq’s senior unsecured debt rating from Baa2 to Baa1 on March 31.

•

Innovate – Nasdaq continued to amplify innovation across the company as the team rolled out new AI-powered features to our solutions and product offerings and launched new Index products. Client usage of Nasdaq Verafin’s Co-Pilot tool grew 20% sequentially in the first quarter, highlighting the value and efficiency the offering provides to clients. Currently, more than 1,200 clients are leveraging the co-pilot to expedite their alert reviews.

•

Accelerate – The company continues to execute on its One Nasdaq strategy securing 19 cross-sell wins since the Adenza acquisition across key solutions including Surveillance, AxiomSL, and Verafin. Nasdaq remains on track to surpass $100 million in run-rate revenue from cross-sells by the end of 2027. At the end of the first quarter, cross-sells accounted for over 15% of Financial Technology’s sales pipeline.

[1]	Represents revenue less transaction-based expenses.
[2]

Adjusted period over period change reflects non-GAAP results, adjusted to include revenue for AxiomSL on-premises contracts to reflect adjustment for ratable recognition for 1Q24 and to exclude the impacts of foreign currency and the previously announced one-time revenue benefit in our Index business in 1Q24.

[3]	Constitutes revenue from our Capital Access Platforms and Financial Technology segments.
[4]

Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

[5]

Refer to our reconciliations of U.S. GAAP to non-GAAP net income attributable to Nasdaq, diluted earnings per share, operating income, operating expenses and organic impacts included in the attached schedules.

[6]

Organic changes (i) reflect adjustments to remove the impact of period-over-period changes in foreign currency exchange rates and (ii) includes revenue for AxiomSL on-premises contracts to reflect adjustment for ratable recognition for 1Q24. As it relates to ARR, organic changes only exclude the impact of period-over-period changes in foreign currency exchange rates as the AxiomSL ratable recognition adjustment had no impact on ARR.

[7]

U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

[8]

Message count represents the number of records across Nasdaq’s U.S. Options, U.S. and Canadian equities markets, trade reporting facilities, and bond exchange that are recorded into Nasdaq’s data warehouse on a daily basis.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on X @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue and expense growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenue, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture. Reconciliations of these measures are described within the body of this release or in the reconciliation tables at the end of this release.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenue and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

Restructuring programs: In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program to optimize our efficiencies as a combined organization. We further expanded this program in the fourth quarter of 2024 to accelerate our momentum and further optimize our efficiencies (efficiency program). We have incurred costs principally related to employee-related costs, contract terminations, asset impairments and other related costs and expect to incur additional costs in these areas in an effort to accelerate efficiencies through location strategy and enhanced AI capabilities. Actions taken as part of this program will be complete by the end of 2025, while certain costs may be recognized in the first half of 2026. We expect to achieve benefits primarily in the form of expense synergies. In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional realignment program with a focus on realizing the full potential of this structure. As of September 30, 2024, we completed our divisional realignment program. Costs related to the Adenza restructuring and the divisional realignment programs are recorded as “restructuring charges” in our condensed consolidated statements of income. We exclude charges associated with these programs for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, dividend program, trading volumes, products and services, ability to transition to new business models or implement our new corporate structure, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, environmental, de-leveraging and capital allocation initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability, government and industry regulation, interest rate risk, U.S. and global competition. Further information on these and other factors are detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contact

Nick Jannuzzi

+1.973.760.1741

Nicholas.Jannuzzi.@Nasdaq.com

Investor Relations Contact

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

NDAQF

Nasdaq, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2025	2024
Revenues:
Capital Access Platforms	$515	$479
Financial Technology	432	392
Market Services	1,134	794
Other Revenues	9	9

Total revenues	2,090	1,674
Transaction-based expenses:
Transaction rebates	(579)	(481)
Brokerage, clearance and exchange fees	(274)	(76)

Revenues less transaction-based expenses	1,237	1,117

Operating Expenses:
Compensation and benefits	329	340
Professional and contract services	36	34
Technology and communication infrastructure	77	67
Occupancy	28	28
General, administrative and other	6	28
Marketing and advertising	14	11
Depreciation and amortization	156	155
Regulatory	15	9
Merger and strategic initiatives	24	9
Restructuring charges	5	26

Total operating expenses	690	707

Operating income	547	410
Interest income	11	6
Interest expense	(96)	(108)
Other income (loss)	(1)	1
Net income from unconsolidated investees	27	3

Income before income taxes	488	312
Income tax provision	93	79

Net income	395	233
Net loss attributable to noncontrolling interests	—	1

Net income attributable to Nasdaq	$395	$234

Per share information:
Basic earnings per share	$0.69	$0.41

Diluted earnings per share	$0.68	$0.40

Cash dividends declared per common share	$0.24	$0.22

Weighted-average common shares outstanding for earnings per share:
Basic	575.0	575.4
Diluted	580.0	578.9

Nasdaq, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$192	$186
Index revenues	193	168
Workflow and Insights revenues	130	125

Total Capital Access Platforms revenues	515	479
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	77	64
Regulatory Technology revenues	101	90
Capital Markets Technology revenues	254	238

Total Financial Technology revenues	432	392
MARKET SERVICES
Market Services revenues	1,134	794
Transaction-based expenses:
Transaction rebates	(579)	(481)
Brokerage, clearance and exchange fees	(274)	(76)

Total Market Services revenues, net	281	237
OTHER REVENUES	9	9

REVENUES LESS TRANSACTION-BASED EXPENSES	$1,237	$1,117

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$690	$592
Restricted cash and cash equivalents	18	31
Default funds and margin deposits	5,686	5,664
Financial investments	201	184
Receivables, net	986	1,022
Other current assets	237	293

Total current assets	7,818	7,786
Property and equipment, net	621	593
Goodwill	14,179	13,957
Intangible assets, net	6,830	6,905
Operating lease assets	381	375
Other non-current assets	818	779

Total assets	$30,647	$30,395

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$255	$269
Section 31 fees payable to SEC	264	319
Accrued personnel costs	198	325
Deferred revenue	981	711
Other current liabilities	187	215
Default funds and margin deposits	5,686	5,664
Short-term debt	400	399

Total current liabilities	7,971	7,902
Long-term debt	8,926	9,081
Deferred tax liabilities, net	1,586	1,594
Operating lease liabilities	393	388
Other non-current liabilities	216	230

Total liabilities	19,092	19,195

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	6	6
Additional paid-in capital	5,450	5,530
Common stock in treasury, at cost	(672)	(647)
Accumulated other comprehensive loss	(1,896)	(2,099)
Retained earnings	8,658	8,401

Total Nasdaq stockholders’ equity	11,546	11,191
Noncontrolling interests	9	9

Total equity	11,555	11,200

Total liabilities and equity	$30,647	$30,395

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Net Income Attributable to Nasdaq and Diluted Earnings Per Share

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
U.S. GAAP net income attributable to Nasdaq	$395	$234
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	122	123
Merger and strategic initiatives expense (2)	24	9
Restructuring charges (3)	5	26
Net income from unconsolidated investees (4)	(27)	(3)
Gain from extinguishment of debt (5)	(19)	—
Legal and regulatory matters	2	2
Pension settlement charge (6)	—	23
Other loss	1	—

Total non-GAAP adjustments	108	180
Non-GAAP adjustment to the income tax provision (7)	(47)	(47)

Total non-GAAP adjustments, net of tax	61	133

Non-GAAP net income attributable to Nasdaq	$456	$367

U.S. GAAP diluted earnings per share	$0.68	$0.40
Total adjustments from non-GAAP net income above	0.11	0.23

Non-GAAP diluted earnings per share	$0.79	$0.63

Weighted-average diluted common shares outstanding for earnings per share:	580.0	578.9

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years that have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third-party transaction costs. The frequency and the amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months ended March 31, 2025, these amounts are primarily driven by the timing of recognition associated with the transfer of open positions in our Nordic power derivatives trading and clearing business, Adenza integration costs and other strategic initiative costs. For the three months ended March 31, 2024, these costs were primarily related to the integration of Adenza.

(3)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, asset impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In addition, in September 2024, we completed our previously disclosed divisional realignment program.

(4)

We exclude our share of the earnings and losses of our equity method investments. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(5)

For the three months ended March 31, 2025, we recorded a gain on the extinguishment of debt. This gain is recorded in general, administrative expense in our Condensed Consolidated Statements of Income.

(6)

For the three months ended March 31, 2024, we recorded a pre-tax charge as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The loss was recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

(7)

The non-GAAP adjustment to the income tax provision primarily includes the tax impact of each non-GAAP adjustment. For the three months ended March 31, 2025, we recognized a prior year tax reserve release of $18 million due to a favorable audit settlement.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Operating Income and Operating Margin

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
U.S. GAAP operating income	$547	$410
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	122	123
Merger and strategic initiatives expense (2)	24	9
Restructuring charges (3)	5	26
Gain from extinguishment of debt (4)	(19)	—
Legal and regulatory matters	2	2
Pension settlement charge (5)	—	23
Other loss	1	—

Total non-GAAP adjustments	135	183

Non-GAAP operating income	$682	$593

Revenues less transaction-based expenses	$1,237	$1,117
U.S. GAAP operating margin (6)	44%	37%
Non-GAAP operating margin (7)	55%	53%

Note:	The current period percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions.

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years that have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third-party transaction costs. The frequency and the amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months ended March 31, 2025, these amounts are primarily driven by the timing of recognition associated with the transfer of open positions in our Nordic power derivatives trading and clearing business, Adenza integration costs and other strategic initiative costs. For the three months ended March 31, 2024, these costs were primarily related to the integration of Adenza.

(3)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, asset impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In addition, in September 2024, we completed our previously disclosed divisional realignment program.

(4)

For the three months ended March 31, 2025, we recorded a gain on the extinguishment of debt. This gain is recorded in general, administrative expense in our Condensed Consolidated Statements of Income.

(5)

For the three months ended March 31, 2024, we recorded a pre-tax charge as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The loss was recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

(6)	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.
(7)	Non-GAAP operating margin equals non-GAAP operating income divided by non-GAAP revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
U.S. GAAP operating expenses	$690	$707
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(122)	(123)
Merger and strategic initiatives expense (2)	(24)	(9)
Restructuring charges (3)	(5)	(26)
Gain from extinguishment of debt (4)	19	—
Legal and regulatory matters	(2)	(2)
Pension settlement charge (5)	—	(23)
Other loss	(1)	—

Total non-GAAP adjustments	(135)	(183)

Non-GAAP operating expenses	$555	$524

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years that have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third-party transaction costs. The frequency and the amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months ended March 31, 2025, these amounts are primarily driven by the timing of recognition associated with the transfer of open positions in our Nordic power derivatives trading and clearing business, Adenza integration costs and other strategic initiative costs. For the three months ended March 31, 2024, these costs were primarily related to the integration of Adenza.

(3)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, asset impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In addition, in September 2024, we completed our previously disclosed divisional realignment program.

(4)

For the three months ended March 31, 2025, we recorded a gain on the extinguishment of debt. This gain is recorded in general, administrative expense in our Condensed Consolidated Statements of Income.

(5)

For the three months ended March 31, 2024, we recorded a pre-tax charge as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The loss was recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

Nasdaq, Inc.

Reconciliation of Adjusted Impacts for Revenues less transaction-based expenses, Non-GAAP Operating Expenses,

Non-GAAP Operating Income, and Non-GAAP Operating Margin

(in millions)

(unaudited)

	Three Months Ended
	As Reported		Adenza	Adjusted (1)	Total Variance		FX & Other (2)	Adjusted YoY
	March 31, 2025	March 31, 2024	March 31, 2024	March 31, 2024	$	%	$	$	%
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$192	$186	$—	$186	$6	3%	$(1)	$7	4%
Index revenues	193	168	—	168	25	14%	(16)	41	26%
Workflow and insights revenues	130	125	—	125	5	4%	—	5	4%

Total Capital Access Platforms revenues	515	479	—	479	36	7%	(17)	53	11%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	77	64	—	64	13	21%	—	13	21%
Regulatory Technology revenues	101	90	3	93	8	8%	(1)	9	10%
Capital Markets Technology revenues	254	238	—	238	16	7%	(1)	17	7%

Total Financial Technology revenues	432	392	3	395	37	9%	(2)	39	10%

Solutions revenues (3)	947	871	3	874	73	8%	(19)	92	11%
Market Services, net revenues	281	237	—	237	44	19%	(2)	46	19%
Other revenues	9	9	—	9	—	(6)%	—	—	(4)%

Revenues less transaction-based expenses	$1,237	$1,117	$3	$1,120	$117	10%	$(21)	$138	12%
Non-GAAP operating expenses	$555	$524	$—	$524	$31	6%	$(6)	$37	7%

Non-GAAP operating income	$682	$593	$3	$596	$86	14%	$(15)	$101	17%

Non-GAAP operating margin	55%	53%		53%

(1)	Includes revenue for AxiomSL on-premises contracts to reflect adjustment for ratable recognition for the first quarter of 2024.
(2)

Reflects the impacts from changes in foreign currency exchange rates and excludes the impact of a one-time revenue benefit related to a legal settlement to recoup lost revenue recorded within Index in the first quarter of 2024.

(3)	Represents Capital Access Platforms and Financial Technology Segments.

Note:	The current period percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions.

Nasdaq, Inc.

Reconciliation of Organic Impacts for Revenues less transaction-based expenses, Non-GAAP Operating Expenses,

Non-GAAP Operating Income, and Non-GAAP Diluted Earnings Per Share

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Total Variance		Other Impacts (1)		Organic Impact (2)
	March 31, 2025	March 31, 2024	$	%	$	%	$	%
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$192	$186	$6	3%	$(1)	(1)%	$7	4%
Index revenues	193	168	25	14%	—	—%	25	14%
Workflow and Insights revenues	130	125	5	4%	—	—%	5	4%

Total Capital Access Platforms revenues	515	479	36	7%	(1)	—%	37	8%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	77	64	13	21%	—	—%	13	21%
Regulatory Technology revenues	101	90	11	12%	2	2%	9	10%
Capital Markets Technology revenues	254	238	16	7%	(1)	—%	17	7%

Total Financial Technology revenues	432	392	40	10%	1	—%	39	10%

Solutions revenues (3)	947	871	76	9%	—	—%	76	9%
Market Services, net revenues	281	237	44	19%	(2)	(1)%	46	19%
Other revenues	9	9	—	(6)%	—	(2)%	—	(4)%

Revenues less transaction-based expenses	$1,237	$1,117	$120	11%	$(2)	—%	$122	11%

Non-GAAP Operating Expenses	$555	$524	$31	6%	$(6)	(1)%	$37	7%
Non-GAAP Operating Income	$682	$593	$89	15%	$4	1%	$85	14%
Non-GAAP diluted earnings per share	$0.79	$0.63	$0.16	24%	$—	—%	$0.16	24%

Note: The current period percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions. The sum of the percentage changes may not tie to the percentage change in total variance due to rounding.

(1)

Primarily includes the impacts of changes in FX rates and $3 million of revenue for AxiomSL to reflect adjustment for on-premises contracts ratable recognition for 2024 within Regulatory Technology revenues.

(2)

Organic changes (i) reflect adjustments for the impact of period-over-period changes in foreign currency exchange rates and (ii) includes revenue for AxiomSL on-premises contracts to reflect adjustment for ratable recognition for the first quarter of 2024.

(3)	Represents Capital Access Platforms and Financial Technology Segments.

Nasdaq, Inc.

Key Drivers Detail

(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Capital Access Platforms
Annualized recurring revenues (in millions) (1)	$1,281	$1,220
Initial public offerings
The Nasdaq Stock Market (2)	63	27
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	4	1
Total new listings
The Nasdaq Stock Market (2)	170	79
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (3)	9	2
Number of listed companies
The Nasdaq Stock Market (4)	4,139	4,020
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (5)	1,160	1,203
Index
Number of licensed exchange traded products (6)	418	362
Period end ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$622	$519
Total average ETP AUM tracking Nasdaq indexes (in billions)	$662	$492
TTM (7) net inflows ETP AUM tracking Nasdaq indexes (in billions)	$86	$46
TTM (7) net appreciation ETP AUM tracking Nasdaq indexes (in billions)	$17	$124
Financial Technology
Annualized recurring revenues (in millions) (1)
Financial Crime Management Technology	$295	$243
Regulatory Technology	362	328
Capital Markets Technology	893	821

Total Financial Technology	$1,550	$1,392
Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	53.6	43.3
Nasdaq PHLX matched market share	9.1%	10.3%
The Nasdaq Options Market matched market share	5.1%	5.4%
Nasdaq BX Options matched market share	1.7%	2.2%
Nasdaq ISE Options matched market share	6.8%	6.3%
Nasdaq GEMX Options matched market share	3.6%	2.5%
Nasdaq MRX Options matched market share	2.8%	2.5%

Total matched market share executed on Nasdaq’s exchanges	29.1%	29.2%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume of options and futures contracts	256,009	241,665
Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	15.7	11.8
Matched share volume (in billions)	137.6	116.7
The Nasdaq Stock Market matched market share	14.2%	15.7%
Nasdaq BX matched market share	0.3%	0.4%
Nasdaq PSX matched market share	0.1%	0.2%

Total matched market share executed on Nasdaq’s exchanges	14.6%	16.3%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	48.1%	41.4%

Total market share (8)	62.7%	57.7%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	789,103	666,408
Total average daily value of shares traded (in billions)	$5.4	$4.7
Total market share executed on Nasdaq’s exchanges	69.9%	71.7%
Fixed Income and Commodities Trading and Clearing
Fixed Income
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	83,864	92,070

(1)

Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature, or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

(2)

New listings include IPOs, issuers that switched from other listing venues, closed-end funds and separately listed ETPs. For the three months ended March 31, 2025 and 2024, IPOs included 18 and 5 SPACs, respectively.

(3)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(4)	Number of total listings on The Nasdaq Stock Market for the three months ended March 31, 2025 and March 31, 2024 included 833 and 619 ETPs, respectively.
(5)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(6)

The number of listed ETPs as of March 31, 2024 has been updated to reflect a revised methodology whereby an ETP listed on multiple exchanges is counted as one product, rather than formerly being counted per exchange. This change has no impact on reported AUM.

(7)	Trailing 12-months.
(8)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.